EXHIBIT 10.2

AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT (this “Agreement”), dated as of May 29, 2014 is entered into by and between Legend Oil and Gas, Ltd., a Colorado corporation (the “Company”) and Hillair Capital Investments L.P. (the “Holder”). Capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to such terms in the Purchase Agreements (each as defined below).

WHEREAS, pursuant to the Securities Purchase Agreement, dated July 10, 2013, by and between the Company and the Holder (the “July 2013 Purchase Agreement”), the Company issued to the Holder an 8% Original Issue Discount Senior Secured Convertible Debenture due December 1, 2014 in the original principal amount of $1,008,000 (the “July 2013 Debenture”) and Common Stock purchase warrants to purchase up to 19,764,706 shares of Common Stock (such warrants, the “July 2013 Warrants” and such shares of Common Stock issuable upon exercise of the July 2013 Warrants, the “July 2013 Warrant Shares”) pursuant dated September 28, 2007 (the “September 2007 Debentures”);

WHEREAS, pursuant to the Securities Purchase Agreement, dated November 26, 2013, by and between the Company and the Holder (the “November 2013 Purchase Agreement”), the Company issued to the Holder an 8% Original Issue Discount Senior Secured Convertible Debenture due December 1, 2014 in the original principal amount of $616,000 (the “November 2013 Debenture” and together with the July 2013 Debenture, the “Debentures”) and Common Stock purchase warrants to purchase up to 10,098,361 shares of Common Stock (such warrants, the “November 2013 Warrants” and together with the July 2013 Warrants, the ‘Warrants” and such shares of Common Stock issuable upon exercise of the November 2013 Warrants, the “November 2013 Warrant Shares”)

WHEREAS, pursuant to the Securities Purchase Agreement, dated on or about the date hereof, by and between the Company and the Holder (the “May 2014 Purchase Agreement”), the Company issued to the Holder an 8% Original Issue Discount Senior Secured Convertible Debenture due December 1, 2014 in the original principal amount of $448,000 (the “May 2014 Debenture”), with an initial Conversion Price of $0.01 (subject to adjustment thereunder);

WHEREAS, the Company has requested that the Holder agrees to certain amendments, and the Holder agreed to such request, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the terms and conditions contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1. Acknowledgment of Outstanding Principal Amounts.  The Company hereby acknowledges and agrees that the current principal amount of the July 2013 Debenture is $1,079,232 and the current principal amount of the November 2013 Debenture is $641,050.87.

2. Extension of Maturity Date. The Company and the Holder hereby agree that the Maturity Date of each of the Debentures shall be extended until August 1, 2016. All references to the Maturity Date in the Debentures shall be amended to reflect such new Maturity Date.

3. Amortization. The Company and the Holder hereby agree that the Periodic Redemptions in the Debentures shall be amended such that the Periodic Redemption Amounts and the Periodic Redemption Dates are to be made in five installments beginning on April 1, 2015.  As such, the definition of “Periodic Redemption Amount in the Debentures is hereby amended and restated in its entirety to read as follows:

“Periodic Redemption Amount” means the sum of (i) one-fifth (1/5) of the original principal amount of this Debenture and (ii) plus accrued but unpaid interest, liquidated damages and any other amounts then owing to the Holder in respect of this Debenture.”

and the definition of Period Redemption Date in the Debentures is hereby amended and restated in its entirety to read as follows:

“Periodic Redemption Date” means April 1, 2015, July 1, 2015, October 1, 2015, January 1, 2016 and April 1, 2016.”

4. Interest Payments on Debentures.  The Company and the Holder hereby agree that regularly scheduled interest payments pursuant to Section 2 of the Debentures shall be payable by the Company on the Period Redemption Dates and shall not be payable on any other date.

5. Reset of Conversion Price. The Company hereby agrees and acknowledges, that, pursuant to Section 5(b) of the Debenture, upon the issuance of the May 2014 Debenture, the Conversion Price of the Debentures is hereby reduced to equal $0.01.

6. Reset of Exercise Prices; Adjustment to Warrant Shares.  The Company hereby agrees and acknowledges, that, pursuant to Section 3(b) of the Warrant, upon the issuance of the May 2014 Debentures, (i) the Exercise Price of the Warrants is hereby reduced to equal $0.01, (ii) the number of July 2013 Warrant Shares is hereby increased to equal 133,016,471 July 2013 Warrant Shares so that the aggregate Exercise Price of the July 2013 Warrants is equal to $1,330,164.71 and (iii) the number of November 2013 Warrant Shares is hereby increased to equal 67,961,970 November 2013 Warrant Shares so that the aggregate Exercise Price of the November 2013 Warrants is equal to $679,619.70.

7. Issuance of Amended and Restated Debentures. Upon the request of the Holder, the Company shall issue to the Holder amended and restated debentures to replace the Debentures (the “Amended and Restated Debentures”)  The Company acknowledges that any such Amended and Restated Debentures will be issued in substitution for and not in satisfaction of the outstanding Debentures. Upon the written request of the Holder, each party shall use commercially reasonable efforts to deliver the instruments representing the original Debentures to the Company in exchange for the Holder’s Amended and Restated Debentures that reflect the revised terms of such securities as set forth in this Agreement.

8. Representations and Warranties of the Company.  The Company hereby makes the representations and warranties set forth below to the Holder as of the date of its execution of this Agreement:

(a) Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder in accordance with the terms hereof.  The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company's stockholders in connection therewith.  This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) No Conflicts.  The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, subject to the terms hereof and thereof, do not and will not: (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(c) Issuance of the Amended and Restated Debentures.  The Amended and Restated Debentures are duly authorized and, upon request by the Holder for issuance will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.  The Underlying Shares, when issued in accordance with the terms of the Amended and Restated Debentures will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company.  Subject to the receipt of the Share Reservation, the Company will have reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Underlying Shares sufficient for the conversion in full of the Amended and Restated Debentures.

(d) Holding Period for Amended and Restated Debentures. Pursuant to Rule 144, the holding period of the Amended and Restated Debentures (and Underlying Shares issuable upon conversion and redemption thereof) shall tack back to the original issue date of each of the Debentures.  The Company agrees not to take a position contrary to this Section 8(d).  The Company agrees to take all actions, including, without limitation, the issuance by its legal counsel of any necessary legal opinions (which may be satisfied pursuant to Section 10), necessary to issue to the Amended and Restated Debentures (and Underlying Shares issuable upon conversion and redemption thereof) without restriction and not containing any restrictive legend without the need for any action by the Holder.

(e) No Novation.  The Amended and Restated Debentures will be issued in substitution for and not in satisfaction of the Debentures.  When issued, the Amended and Restated Debentures shall not constitute a novation or satisfaction and accord of any of the Debentures.  The Company hereby acknowledges and agrees that, when issued, the Amended and Restated Debentures shall amend, restate, modify, extend, renew and continue the terms and provisions contained in the Debentures and shall not extinguish or release the Company or any of its Subsidiaries under any Transaction Document (as defined in the Purchase Agreements) or otherwise constitute a novation of its obligations thereunder.

(f) Equal Consideration.  No consideration has been offered or paid to any person to amend or consent to a waiver, modification, forbearance or otherwise of any provision of any of the Amended and Restated Debentures or Transaction Documents.

(g) Survival and Bring Down.  All of the Company's representations and warranties contained in this Agreement shall survive the execution, delivery and acceptance of this Agreement by the parties hereto.  The Company expressly reaffirms that each of the representations and warranties set forth in each of the Purchase Agreements (as supplemented or qualified by the disclosures in any disclosure schedule to any Purchase Agreement), continues to be true, accurate and complete in all material respects as of the date hereof (except as set forth in the disclosure schedules attached hereto) (the “Bring Down Disclosure Schedule”), and except for any representation and warranty made as of a certain date, in which case such representation and warranty shall be true, accurate and complete as of such date), and the Company hereby remakes and incorporates herein by reference each such representation and warranty (as qualified by the Bring Down Disclosure Schedule) as though made on the date of this Agreement.

9. Representations and Warranties of the Holder.  The Holder hereby makes the representation and warranty set forth below to the Company as of the date of its execution of this Agreement. The Holder represents and warrants that (a) the execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on its behalf and (b) this Agreement has been duly executed and delivered by the Holder and constitutes the valid and binding obligation of the Holder, enforceable against it in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

10. Legal Opinion.  The Company hereby agrees to cause its legal counsel to issue a legal opinion to the Holder and the Transfer Agent regarding this Agreement and the transactions contemplated hereby, in form and substance reasonably acceptable to the Holder, including an opinion that the Amended and Restated Debentures when issued in connection with the exchange of the July 2013 Debenture and the November 21013 Debentures may be sold pursuant to Rule 144 without volume restrictions or manner of sale limitations and that certificates representing securities issuable upon conversion of such Amended and Restated Debentures may be issued without a restrictive legend as required pursuant to Section 4.1 of each of the Purchase Agreements.

11. Public Disclosure.  On or before 8:30 am (Eastern Time) on the Trading Day immediately following the date hereof, the Company shall file a Current Report on Form 8-K, reasonably acceptable to the Holder disclosing the material terms of the transactions contemplated hereby and attaching this Agreement as an exhibit thereto. The Company shall consult with the Holder in issuing any other press releases with respect to the transactions contemplated hereby

12. Effect on Transaction Documents. Except as expressly set forth above, all of the terms and conditions of the Purchase Agreements, Debentures and Warrants shall continue in full force and effect after the execution of this Agreement and shall not be in any way changed, modified or superseded by the terms set forth herein, including, but not limited to, any other obligations the Company may have to the Holders under the Purchase Agreements, Debentures and Warrants.  Notwithstanding the foregoing, this Agreement shall be deemed for all purposes as an amendment to any and all of the Purchase Agreements, Debentures and Warrants as required to serve the purposes hereof, and in the event of any conflict between the terms and provisions of any other of the Purchase Agreements, Debentures or Warrants, on the one hand, and the terms and provisions of this Agreement, on the other hand, the terms and provisions of this Agreement shall prevail.

13. Fees and Expenses.  Except as expressly set forth herein, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

14. Entire Agreement.  This Agreement, together with the exhibits and schedules hereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

15. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages attached hereto.

16. Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holder.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

17. Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof

18. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties; provided, however, that no party may assign this Agreement or the obligations and rights of such party hereunder without the prior written consent of the other parties hereto.

19. Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.   If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

20. Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

21. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

22. Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto. In addition, each and every reference to share prices in this Agreement shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

LEGEND OIL AND GAS, LTD.

By:___________________________
Name:
Title:

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[HOLDER'S SIGNATURE PAGE TO LOGL AMENDMENT AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Amendment Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Holder: __________________________

Signature of Authorized Signatory of Holder: __________________________

Name of Authorized Signatory: _________________________

Title of Authorized Signatory: __________________________

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